AMENDMENT AND WAIVER AGREEMENT

THIS AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), dated as of March 20, 2009, is entered into by and among Cleveland BioLabs, Inc., a Delaware corporation (the “Company”) and each of the purchasers (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) to the Securities Purchase Agreement, dated as of February 13, 2009 (the “Purchase Agreement”). Any defined terms used herein and otherwise undefined shall have the same meaning ascribed to such terms in the Purchase Agreement.

WHEREAS, the Company expects to sell additional shares of Series D Convertible Preferred Stock (the “Series D Preferred”) and Warrants to additional purchasers on the same terms and conditions as set forth in the Purchase Agreement except that (1) the Conversion Price of the Series D Preferred shall be reduced from $1.85 to $1.40, subject to further adjustment therein and (2) the Exercise Price of the Warrants shall be reduced from $2.60 to $1.60, subject to further adjustment therein (the “Additional Series D Transaction”).

WHEREAS, to effect the foregoing price reductions, immediately prior to the consummation of the Additional Series D Transaction, the Company will issue to the Placement Agent a common stock purchase warrant to purchase ten (10) shares of Common Stock at an exercise price of $1.40 per share, subject to adjustment therein, on the date hereof, which warrant shall be otherwise identical to the Warrants (such issuance, the “Warrant Issuance”).

WHEREAS, the Warrant Issuance constitutes a Dilutive Issuance under Section 7(b) of the Certificate of Designation.

WHEREAS, in connection with the foregoing Dilutive Issuance, the Company has requested that the Purchasers agree to certain amendments and waivers under the Transaction Documents, and the Purchasers have agreed to such request, subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Purchaser hereby agrees as follows:

1.         Adjustment to Conversion Price of Series D Preferred.  Pursuant to Section 7(b) of the Certificate of Designation, effective upon the Warrant Issuance, the Conversion Price of the Series D Preferred shall be adjusted to be equal to $1.40 per share, subject to further adjustment therein (the “Adjusted Conversion Price”).  This Agreement shall constitute notice thereof under Section 7(g)(i) of the Certificate of Designation.  Each Purchaser acknowledges and agrees that that the Adjusted Conversion Price shall apply in the Additional Series D Transaction and any subsequent issuances of the Series D Preferred on the same terms and conditions as set forth in the Additional Series D Transaction.

2.        Partial Waiver of Anti-Dilution of Warrants and Adjustment to Exercise Price of Warrants.  Each Purchaser hereby agrees to a waiver of the adjustment of the Exercise Price pursuant to Section 3(b) of the Warrants as a result of the Warrant Issuance, the Additional Series D Transaction and any subsequent issuances of the Warrants on the same terms and conditions as set forth in the Additional Series D Transaction; provided, however, effective upon the Warrant Issuance, the Exercise Price of the Warrants shall be reduced to be equal to $1.60 per share, subject to further adjustment therein, and the number of Warrant Shares issuable under each Warrant shall be adjusted to be equal to the quotient of (x) a Purchaser’s Shares multiplied by the Stated Value, divided by (y) the Adjusted Conversion Price. This Agreement shall constitute notice of such adjustment under Section 3(g)(i) of the Warrants.

3.        Extension of Offering Period.  The termination of the offering shall be extended from March 15, 2009 until March 27, 2009, and, as such, each reference to “March 15, 2009” in the Transaction Documents shall be replaced with a reference to “March 27, 2009.”

4.         Amendment to Deadline for Stockholder Meeting.  Each Purchaser hereby agrees that the deadline for the Company to hold a meeting of its stockholders for the purpose of obtaining Stockholder Approval and Authorized Share Approval pursuant to Section 4.11(c) of the Purchase Agreement shall be June 26, 2009 (which period may be reasonably extended in the case of Commission review of the Company’s proxy statement).

5.         Voting Agreements.  The definition of “Voting Agreements” in Section 1 of the Purchase Agreement shall be amended such that the Company shall not be required to obtain Voting Agreements from Sunrise Equity Partners, LP or Sunrise Securities Corp. so long as the Company obtains Voting Agreements from stockholders holding at least 1,000,000 shares of Common Stock. As such, the definition of “Voting Agreement” in Section 1.1 shall be amended and restated as follows:

““Voting Agreements” means each of the written agreements, in the form of Exhibit E attached hereto, between the Company and each of (a) The Cleveland Clinic Foundation, (b) Sunrise Equity Partners, LP, (c) Sunrise Securities Corp. and (d) all of the executive officers and directors of the Company, which shall be as set forth on Schedule 2.2(a)(vi) attached hereto, to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of stockholders of the Company in favor of Stockholder Approval and Authorized Share Approval; provided, however, the Company shall not be required to obtain the Voting Agreements for the initial Closing from Sunrise Equity Partners, LP, or Sunrise Securities Corp. if the aggregate Subscription Amounts for the initial Closing are less than $2,000,000; and, provided, further, the Company shall not be required to obtain Voting Agreements from Sunrise Equity Partners, LP and Sunrise Securities Corp. (regardless of the Subscription Amounts) if the Company obtains Voting Agreements executed by stockholders of the Company (in addition to those listed above under subsections (a) and (d)) holding no less than 1,000,000 shares of Common Stock, in the aggregate.”

6.         Other Waivers

(a)           Waiver of Participation in Future Financing. The Purchasers hereby waive the terms of Section 4.12 of the Purchase Agreement, solely in connection with the Additional Series D Transaction and the Warrant Issuance.

(b)           Waiver of Subsequent Equity Sales. The Purchasers hereby waive the terms of Section 4.13(a) of the Purchase Agreement, solely in connection with the Additional Series D Transaction and the Warrant Issuance.

(c)           Waiver of Most Favored Nation Provision. The Purchasers hereby waive the terms of Section 4.18 of the Purchase Agreement, solely in connection with the Additional Series D Transaction and the Warrant Issuance.

7.         Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:

(a)           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general principles of equity and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy.

(b)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

8.         Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date of such Purchaser’s execution of this Agreement:

(a)           Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to general principles of equity and (iii) insofar as indemnification and contribution provisions may be limited by applicable law and public policy.

(b)           The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby do not and will not: (i) conflict with or violate, if such Purchaser is an entity, any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) violate, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which such Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of such Purchaser is bound or affected; except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated hereby or the authority or ability of such Purchaser to perform its obligations under this Agreement.

9.         Miscellaneous.

(a)           Effect on Transaction Documents. Except as specifically modified herein, all of the terms, provisions and conditions of the Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Agreement and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

(b)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(c)           Construction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(d)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any person or entity, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim hereunder.

(e)           Execution.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f)           Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

(g)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)           Waiver.  No provision of this Agreement may be waived or amended except in accordance with the terms of the Purchase Agreement.

(i)           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SIGNATURE PAGES TO FOLLOW

IN WITNESS WHEREOF, the undersigned has caused this Amendment and Waiver Agreement to be duly executed as of the date first written above.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name:	Michael Fonstein
Title:	President and Chief Executive Officer

[AMENDMENT AND WAIVER AGREEMENT FOR PURCHASERS]

Acknowledgement and Confirmation

The undersigned investor hereby acknowledges receipt of this Amendment and Waiver Agreement and confirms its agreement to the terms thereof.

Signature: _________________________

Name of Investor(s): _________________________

Title (if investor is not an individual):_________________________

Dated: March ___, 2009

[SIGNATURE PAGES OF PURCHASERS OMITTED]